UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
___________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 22, 2011
PRESIDENTIAL LIFE CORPORATION (Exact Name of Registrant as Specified in Charter)
Delaware	0-5486	13-2652144
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

69 Lydecker Street, Nyack, New York	10960
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (845) 358-2300

N/A
(Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction  A.2. below):

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This form 8-K/A is filed as an amendment to the Current Report on Form 8-K filed by Presidential Life Corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) on November 17, 2011 concerning Jay Matalon’s appointment as Vice-President and Chief Accounting Officer of the Company.  This amendment is being filed to amend the Form 8-K to include the terms of Mr. Matalon’s employment.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 16, 2011, the Board of Directors of Presidential Life Corporation appointed Jay Matalon as Vice President and Chief Accounting Officer of the Company.

The terms of Mr. Matalon’s employment are set forth in an accepted Offer Letter dated August 11, 2011.

The above descriptions are qualified in their entirety by reference to the terms of the employment agreement attached as Exhibit 10.3.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number

Description

10.3

Accepted Offer Letter dated August 11, 2011 from Presidential Life Insurance Company to Jay Matalon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESIDENTIAL LIFE CORPORATION

Date: November 22, 2011

By:    /s/ Donald L. Barnes

Donald L. Barnes, President and Duly Authorized Officer of the Registrant

Revised: August 11, 2011

Mr. Jay Matalon, CPA

583 Rivervale Road

River Vale, NJ 07675

Dear Jay,

We are pleased to offer you the position of Vice President, Chief Accounting Officer, reporting directly to P.B. (Pete) Pheffer, Senior Vice President and Chief Financial Officer of Presidential Life Insurance Corporation. This position will pay you a bi-weekly salary of $9,615.38, which is the equivalent of $250,000 on an annual basis via direct deposit. Additionally, eligibility to participate in the Presidential Life Corporation Executive Annual Incentive Plan, subject to the terms and conditions specified in the Plan Document with a target annual incentive opportunity of 15% of base salary, and a guarantee of $20,000 for fiscal year 2011 payable within 90 days of end of fiscal year 2011.  You are eligible for a one-time sign-on bonus in the amount of $20,000 payable within 30 days of employment.  Additionally, eligibility to participate in 2012 Long Term Incentive Plan with a targeted 12.5% of annual salary, subject to approval by the Compensation Committee of the Board of Directors and the terms of the Presidential Life Corporation 2006 Stock Incentive Plan. Presidential will reimburse your COBRA expense until such time as you become eligible for benefits under the PLC plan.  Lastly, you would be eligible in the event of a “change in control” of the Company, one years’ base salary, at your current rate of pay at the time of the “change in control”.

As a full-time employee you are also entitled to the Company Benefits package discussed during your interview, along with 1 weeks’ vacation in 2011 and 4 weeks’ in 2012, with increases in accordance with the Company schedule for vacations.  Further details will be provided at the New Hire Orientation program, scheduled during your first week on the job.

Your employment with our company is at will, which means that either you or the Company may terminate the relationship at any time, and is further conditional upon a successful credit and criminal background check. As discussed, August 23, 2011 will be your first day of employment with us. Should you have any questions, feel free to contact me at 845-358-2300 ext 401.

Kindly indicate your understanding and acceptance of our offer by signing this employment offer and bring it back with you on your first day. We look forward to you joining Presidential Life Insurance Company.

Sincerely,

Paul A. Marsico

Vice President of Human Resources

CC:

P.B. Pheffer, SVP, Chief Financial Officer

/s/ Jay Matalon

_____________________________

______8/22/11_______________

Name

(signature)

Date

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